UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2023

BUBBLR, INC.

(Exact name of registrant as specified in its charter)

Wyoming	333-260902	86-2355916
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21 West 46th Street.

New York, New York 10036

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (647) 646-2263

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Effective December 27, 2023, Stephen Morris, the Chief Technology Officer and a Director of Bubblr, Inc., d/b/a Ethical Web.Ai (“Company”), converted $821,431.87 in principal amount of promissory notes payable and due to him from the Company into 2,489,186 shares of Common Stock. The conversion price for the Common Stock was $.33 per share. As a result of this debt conversion, $821,431.87 has been removed from the debt side of the Company’s balance sheet as of December 31, 2023.

The above shares were issued to Mr. Morris pursuant to the exclusion from registration as provided in Regulation S of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

There has been no change in the officers and Directors of the Company. However, certain modifications to compensatory arrangements and employment contracts of the officers and Directors are set forth below.

Compensatory Arrangements with Certain Officers and Directors

Waiver of Accrued Salaries

Effective December 31, 2023, each of the Company’s officers agreed to waive and forgive accrued salaries due to them through such date in the following amounts:

Name of Officer	Amount of Accrued Salary Waived and Forgiven

Timothy Burks, CEO	$270,000
David Chetwood, CFO	$236,200
Stephen Morris, CTO	$202,500

Effective December 31, 2023, one of our Directors, Prof. Paul Morrissey, waived and forgave $135,000 in Director Fees due to him through such date.

As a result of the foregoing waivers, the Company’s debt has been reduced by a total of $843,700 as of December 31, 2023, The above described $843,700 in debt reduction is in addition to the $821,431.87 in debt reduction described in Item 3.02, above. Therefore, the above transactions in the aggregate total approximately $1,665,181.87 in reduced Company debt and will be reflected in the Company’s financial statements as of December 31, 2023.

Contract Modifications

Effective December 31, 2023, the Company and Timothy Burks amended Mr. Burks’ Employment Agreement to reduce his base annual salary from $600,000 to $240,000.

Effective December 31, 2023, the Company and David Chetwood amended Mr. Chetwood’s Employment Agreement to reduce his base annual salary from $450,000 to $180,000.

Effective December 31, 2023, the Company and Stephen Morris amended Mr. Morris’s Employment Agreement to reduce his base annual salary from $360,000 to $90,000.

Effective December 31, 2023, the Company and Paul Morrissey amended Professor Morrissey’s Non-Executive Director Agreement to reduce his annual fees from $300,000 to $120,000.

Item 8.01 Other Events

Bubblr, Inc., d/b/a Ethical Web.AI (“Company”), announced today that the transactions described above have been effected. See Press Release attached hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits – See “Exhibit Index” set forth below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2024

BUBBLR, INC.

By:	/s/ Timothy Burks
Timothy Burks
Chief Executive Officer

EXHIBIT INDEX

List of Exhibits attached or incorporated by reference pursuant to Item 601 of Regulation S-K

Exhibit No.	Document Description

10.1	Amended Executive Employment, dated December 31, 2023, between the Registrant and Timothy Burks, CEO
10.2	Second Amended Executive Employment, dated December 31, 2023, between the Registrant and David Chetwood, CFO
10.3	Second Amended Executive Employment, dated December 31, 2023, between the Registrant and Steve Morris, CTO
10.4	Amended Non-Executive Agreement, dated December 31, 2023, between the Registrant and Prof. Paul Morrissey, Director
10.5	Loan Resolution Agreement, dated December 27, 2023, between Steve Morris and the Registrant
99.1	Press Release dated January 8, 2024, regarding debt conversion, salary reductions and waiver of accrued officer and director compensation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)